Exhibit 99.1
A.H. Belo Corporation
FOR IMMEDIATE RELEASE
Wednesday, March 31, 2010
1:00 P.M. CST
NEWSPAPER PUBLISHER A. H. BELO CORPORATION WILL FILE
ANNUAL REPORT ON FORM 10-K BY APRIL 15
DALLAS — Newspaper publisher A. H. Belo Corporation (NYSE: AHC) today filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission in connection with its Annual Report on Form 10-K for the year ended December 31, 2009. The Company’s Annual Report on Form 10-K was due on March 31, 2010, and the Company extended the filing deadline 15 calendar days.
A. H. Belo Corporation (the “Company”) is not able to timely file its 2009 Form 10-K without unreasonable effort or expense because, as stated in the Company’s February 12, 2010 press release and in its preliminary earnings release dated February 24, 2010, additional time is required to finalize the accounting treatment of its pension obligations. This involves both the determination of the accounting policy to be applied and the amount, if any, to be recorded pursuant to that policy. The Company’s 2009 financial statements otherwise are substantially complete.
About A. H. Belo Corporation
A. H. Belo Corporation (NYSE: AHC), headquartered in Dallas, Texas, is a distinguished newspaper publishing and local news and information company that owns and operates four daily newspapers and a diverse group of Web sites. A. H. Belo publishes The Dallas Morning News, Texas’ leading newspaper and winner of eight Pulitzer Prizes since 1986; The Providence Journal, the oldest continuously-published daily newspaper in the U.S. and winner of four Pulitzer Prizes; The Press-Enterprise (Riverside, CA), serving southern California’s Inland Empire region and winner of one Pulitzer Prize; and the Denton Record-Chronicle. The Company publishes various
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P.O. Box 224866 Dallas, Texas 75222-4866 Tel. 214.977.8200 Fax 214.977.8201
www.ahbelo.com Deliveries: 400 South Record Street Dallas, Texas 75202-4806

AHC WILL FILE ANNUAL REPORT ON FORM 10-K BY APRIL 15
March 31, 2010
Page Two
specialty publications targeting niche audiences, and its partnerships and/or investments include the Yahoo! Newspaper Consortium and Classified Ventures, owner of cars.com. A. H. Belo also owns direct mail and commercial printing businesses. Additional information is available at www.ahbelo.com or by contacting David A. Gross, vice president/Investor Relations and Strategic Analysis, at 214-977-4810.
Statements in this communication concerning A. H. Belo Corporation’s (the “Company’s”) business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends, capital expenditures, investments, impairments, future financings, and other financial and non-financial items that are not historical facts, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements.
Such risks, uncertainties and factors include, but are not limited to, changes in capital market conditions and prospects, and other factors such as changes in advertising demand and newsprint prices; newspaper circulation trends and other circulation matters, including changes in readership patterns and demography, and audits and related actions by the Audit Bureau of Circulations; challenges in achieving expense reduction goals, and on schedule, and the resulting potential effects on operations; technological changes; development of Internet commerce; industry cycles; changes in pricing or other actions by competitors and suppliers; regulatory, tax and legal changes; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions, dispositions, co-owned ventures, and investments; general economic conditions and changes in interest rates; significant armed conflict; and other factors beyond our control, as well as other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other public disclosures and filings with the Securities and Exchange Commission.